Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluidigm Corporation 2011 Equity Incentive Plan of our reports dated February 26, 2015, with respect to the consolidated financial statements and schedule of Fluidigm Corporation and the effectiveness of internal control over financial reporting of Fluidigm Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
February 26, 2015